Exhibit 99.1

Globalink Investment Inc. Announces Termination of Merger Agreement

New York, NY – March 14, 2023 (GLOBE NEWSWIRE) — Globalink Investment Inc. (Nasdaq: GLLI, GLLIW, GLLIR, GLLIU) (“Globalink”), a special purpose acquisition company, announced today that the previously announced agreement and plan of merger (the “Merger Agreement”) with Tomorrow Crypto Group Inc., a Nevada corporation, was terminated on March 8, 2023. As a result, Globalink will seek an alternative business combination.

About Globalink Investment Inc.

Globalink is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although there is no restriction or limitation on what industry or geographic region, Globalink intends to pursue targets in North America, Europe, South East Asia, and Asia (excluding China, Hong Kong and Macau) in the technology industry, specifically within the e-commerce and payments sectors.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology. These statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause future events to differ materially from those in the forward-looking statements, many of which are outside of the Company’s control. These factors include, but are not limited to, a variety of risk factors affecting the Company’s business and prospects, see the section titled “Risk Factors” in the Company’s Prospectus filed with the SEC on December 6, 2021 and subsequent reports filed with the SEC, as amended from time to time. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Globalink Contact:

Say Leong Lim

Globalink Investment Inc.

Telephone: 212-382-4605

Email: sllim@globalinkinvestment.com